Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FOURTH QUARTER OF 2025

TUPELO, MISSISSIPPI (January 27, 2026) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2025.

(Dollars in thousands, except earnings per share)	Three Months Ended			Twelve Months Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Net income and earnings per share:
Net income	$78,948	$59,788	$44,747	$181,272	$195,457
After-tax gain on sale on insurance agency	—	—	—	—	38,951
Merger and conversion related expenses (net of tax)	(7,931)	(13,129)	(1,900)	(37,620)	(12,216)
Day 1 acquisition provision (net of tax)	—	—	—	(50,026)	—
Basic EPS	0.84	0.63	0.70	2.09	3.29
Diluted EPS	0.83	0.63	0.70	2.07	3.27
Adjusted diluted EPS (Non-GAAP)(1)	0.91	0.77	0.73	3.06	2.76
Impact to diluted EPS from after-tax gain on sale of insurance agency	—	—	—	—	0.65
Impact to diluted EPS from merger and conversion related expenses (net of tax)	(0.08)	(0.14)	(0.03)	(0.43)	(0.20)
Impact to diluted EPS from Day 1 acquisition provision (net of tax)	—	—	—	(0.57)	—

“Our results this quarter reflect continued improvement in profitability as we execute on our strategic priorities. We've made significant progress on the integration of The First, and our team remained steadfast and delivered strong growth on both sides of the balance sheet,” remarked Kevin D. Chapman, President and Chief Executive Officer of the Company. “With strong fundamentals and clear momentum, we believe we are well-positioned for growth and success in 2026.”

Quarterly Highlights

Earnings
•Net income for the fourth quarter of 2025 was $78.9 million, which includes merger and conversion related expenses of $10.6 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.83 and $0.91, respectively

•Net interest income (fully tax equivalent) for the fourth quarter of 2025 was $232.4 million, up $4.2 million linked quarter
•For the fourth quarter of 2025, net interest margin was 3.89%, up 4 basis points linked quarter. Adjusted net interest margin (non-GAAP)(1) was flat at 3.62%
•Cost of total deposits was 1.97% for the fourth quarter of 2025, down 17 basis points linked quarter
•Noninterest income increased $5.1 million linked quarter, which includes $2.0 million in income associated with the exit of certain low-income housing tax credit partnerships during the fourth quarter
•Mortgage banking income decreased $0.1 million linked quarter. The mortgage division generated $489.5 million in interest rate lock volume in the fourth quarter of 2025, down $100.7 million linked quarter. Gain on sale margin was 1.99% for the fourth quarter of 2025, up 67 basis points linked quarter
•Noninterest expense decreased $13.1 million linked quarter, which includes a decrease of $6.9 million in merger and conversion related expenses. The Company recognized net gains of $2.1 million in net occupancy and equipment expense during the fourth quarter in connection with branch consolidations associated with its merger with The First Bancshares, Inc. (“The First”)

Balance Sheet
•Loans increased $21.5 million linked quarter, representing 0.4% annualized net loan growth. During the fourth quarter, the Company sold approximately $117.3 million of loans acquired in connection with the merger with The First which were not considered to be core to Renasant’s business
•Securities increased $26.4 million linked quarter. The Company purchased $142.1 million in securities during the fourth quarter and had a positive fair market value adjustment in the Company’s available-for-sale portfolio of $12.1 million, which were offset by cash flows related to principal payments, calls and maturities of $130.9 million
•Deposits at December 31, 2025 increased $48.5 million linked quarter. Noninterest bearing deposits decreased $194.5 million linked quarter and represented 23.5% of total deposits at December 31, 2025

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) increased 2.0% and 3.7%, respectively, linked quarter
•The Company has a $150.0 million stock repurchase program under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately negotiated transactions. The program is in effect until the earlier of October 2026 or the repurchase of the entire amount authorized under the plan. During the fourth quarter of 2025, the Company repurchased $13.2 million of common stock at a weighted average price of $34.29
•The Company redeemed $60.0 million in subordinated notes acquired from The First on October 1, 2025

Credit Quality
•The Company recorded a provision for credit losses on loans and unfunded commitments of $5.5 million and $5.4 million, respectively for the fourth quarter of 2025, representing a decrease of $4.2 million and an increase of $4.7 million, respectively, from the third quarter of 2025
•The ratio of the allowance for credit losses on loans to total loans was 1.54% at December 31, 2025, down 2 basis points linked quarter
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 167.00% at December 31, 2025, compared to 173.47% at September 30, 2025
•Net loan charge-offs for the fourth quarter of 2025 were $9.1 million, which includes $2.5 million recognized in connection with the aforementioned sale of the acquired $117.3 million loan portfolio
•Nonperforming loans to total loans increased to 0.92% at December 31, 2025 compared to 0.90% at September 30, 2025, and criticized loans (which include classified and Special Mention loans) to total loans decreased to 2.94% at December 31, 2025, compared to 3.22% at September 30, 2025

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ending
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest income
Loans held for investment	$305,604	$308,110	$301,794	$196,566	$199,240	$1,112,074	$792,682
Loans held for sale	3,617	4,675	4,639	3,008	3,564	15,939	13,614
Securities	30,232	30,217	28,408	12,117	10,510	100,974	41,924
Other	7,480	8,096	9,057	8,639	12,030	33,272	39,557
Total interest income	346,933	351,098	343,898	220,330	225,344	1,262,259	887,777
Interest expense
Deposits	105,673	115,573	111,921	79,386	85,571	412,553	346,592
Borrowings	13,867	12,005	13,118	6,747	6,891	45,737	28,989
Total interest expense	119,540	127,578	125,039	86,133	92,462	458,290	375,581
Net interest income	227,393	223,520	218,859	134,197	132,882	803,969	512,196
Provision for credit losses
Provision for loan losses	5,473	9,650	75,400	2,050	3,100	92,573	11,248
Provision for (recovery of) unfunded commitments	5,462	800	5,922	2,700	(500)	14,884	(1,975)
Total provision for credit losses	10,935	10,450	81,322	4,750	2,600	107,457	9,273
Net interest income after provision for credit losses	216,458	213,070	137,537	129,447	130,282	696,512	502,923
Noninterest income	51,125	46,026	48,334	36,395	34,218	181,880	203,660
Noninterest expense	170,750	183,830	183,204	113,876	114,747	651,660	461,618
Income before income taxes	96,833	75,266	2,667	51,966	49,753	226,732	244,965
Income taxes	17,885	15,478	1,649	10,448	5,006	45,460	49,508
Net income	$78,948	$59,788	$1,018	$41,518	$44,747	$181,272	$195,457

Adjusted net income (non-GAAP)(1)	$86,879	$72,917	$65,877	$42,111	$46,458	$267,816	$165,066
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$118,335	$103,210	$103,001	$57,507	$54,177	$382,053	$210,458

Basic earnings per share	$0.84	$0.63	$0.01	$0.65	$0.70	$2.09	$3.29
Diluted earnings per share	0.83	0.63	0.01	0.65	0.70	2.07	3.27
Adjusted diluted earnings per share (non-GAAP)(1)	0.91	0.77	0.69	0.66	0.73	3.06	2.76
Average basic shares outstanding	94,469,544	94,623,551	94,580,927	63,666,419	63,565,437	86,940,841	59,350,157
Average diluted shares outstanding	95,172,380	95,284,603	95,136,160	64,028,025	64,056,303	87,514,783	59,748,790
Cash dividends per common share	$0.23	$0.22	$0.22	$0.22	$0.22	$0.89	$0.88
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Twelve Months Ending
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Return on average assets	1.17%	0.90%	0.02%	0.94%	0.99%	0.74%	1.11%
Adjusted return on average assets (non-GAAP)(1)	1.29	1.09	1.01	0.95	1.03	1.10	0.94
Return on average tangible assets (non-GAAP)(1)	1.35	1.06	0.13	1.01	1.07	0.88	1.20
Adjusted return on average tangible assets (non-GAAP)(1)	1.47	1.27	1.18	1.02	1.11	1.26	1.02
Return on average equity	8.14	6.25	0.11	6.25	6.70	5.14	7.92
Adjusted return on average equity (non-GAAP)(1)	8.95	7.62	7.06	6.34	6.96	7.60	6.69
Return on average tangible equity (non-GAAP)(1)	14.80	11.87	1.43	10.16	10.97	9.65	13.63
Adjusted return on average tangible equity (non-GAAP)(1)	16.18	14.22	13.50	10.30	11.38	13.79	11.55
Efficiency ratio (fully taxable equivalent)	60.23	67.05	67.59	65.51	67.61	65.00	63.57
Adjusted efficiency ratio (non-GAAP)(1)	53.52	57.51	57.07	64.43	65.82	57.46	66.30
Dividend payout ratio	27.38	34.92	2200.00	33.85	31.43	42.58	26.75

Capital and Balance Sheet Ratios

	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Shares outstanding	94,636,207	95,020,881	95,019,311	63,739,467	63,565,690
Market value per share	$35.22	$36.89	$35.93	$33.93	$35.75
Book value per share	41.05	40.26	39.77	42.79	42.13
Tangible book value per share (non-GAAP)(1)	24.65	23.77	23.10	27.07	26.36
Shareholders’ equity to assets	14.52%	14.31%	14.19%	14.93%	14.85%
Tangible common equity ratio (non-GAAP)(1)	9.26	8.98	8.77	9.99	9.84
Leverage ratio(2)	9.61	9.46	9.36	11.39	11.34
Common equity tier 1 capital ratio(2)	11.24	11.04	11.08	12.59	12.73
Tier 1 risk-based capital ratio(2)	11.24	11.04	11.08	13.35	13.50
Total risk-based capital ratio(2)	14.78	14.88	14.97	16.89	17.08

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

(2) Preliminary

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Twelve Months Ending
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Noninterest income
Service charges on deposit accounts	$14,535	$13,416	$13,618	$10,364	$10,549	$51,933	$41,779
Fees and commissions	5,192	4,167	6,650	3,787	4,181	19,796	16,190
Insurance commissions	—	—	—	—	—	—	5,474
Wealth management revenue	8,572	8,217	7,345	7,067	6,371	31,201	23,559
Mortgage banking income	8,924	9,017	11,263	8,147	6,861	37,351	36,376
Gain on sale of insurance agency	—	—	—	—	—	—	53,349
Gain on extinguishment of debt	—	—	—	—	—	—	56
BOLI income	3,697	4,235	3,383	2,929	3,317	14,244	11,567
Other	10,205	6,974	6,075	4,101	2,939	27,355	15,310
Total noninterest income	$51,125	$46,026	$48,334	$36,395	$34,218	$181,880	$203,660
Noninterest expense
Salaries and employee benefits	$98,082	$98,982	$99,542	$71,957	$70,260	$368,563	$283,768
Data processing	5,636	5,541	5,438	4,089	4,145	20,704	16,030
Net occupancy and equipment	16,123	18,415	17,359	11,754	11,312	63,651	45,960
Other real estate owned	481	328	157	685	590	1,651	858
Professional fees	4,327	3,435	4,223	2,884	2,686	14,869	12,418
Advertising and public relations	4,314	5,254	4,490	4,297	3,840	18,355	16,210
Intangible amortization	8,465	8,674	8,884	1,080	1,133	27,103	4,691
Communications	4,493	3,955	3,184	2,033	2,067	13,665	8,379
Merger and conversion related expenses	10,567	17,494	20,479	791	2,076	49,331	13,349
Other	18,262	21,752	19,448	14,306	16,638	73,768	59,955
Total noninterest expense	$170,750	$183,830	$183,204	$113,876	$114,747	$651,660	$461,618

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Twelve Months Ending
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Gain on sales of loans, net(1)	$5,243	$5,270	$5,316	$4,500	$2,379	$20,329	$16,612
Fees, net	2,970	3,050	3,740	2,317	2,850	12,077	10,216
Mortgage servicing income, net	711	697	2,207	1,330	1,632	4,945	9,548
Total mortgage banking income	$8,924	$9,017	$11,263	$8,147	$6,861	$37,351	$36,376
(1) Gain on sales of loans, net includes pipeline fair value adjustments

Balance Sheet

(Dollars in thousands)	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Assets
Cash and cash equivalents	$1,070,718	$1,083,785	$1,378,612	$1,091,339	$1,092,032
Securities held to maturity, at amortized cost	1,030,073	1,051,884	1,076,817	1,101,901	1,126,112
Securities available for sale, at fair value	2,560,818	2,512,650	2,471,487	1,002,056	831,013
Loans held for sale, at fair value	265,959	286,779	356,791	226,003	246,171
Loans held for investment	19,047,039	19,025,521	18,563,447	13,055,593	12,885,020
Allowance for credit losses on loans	(293,955)	(297,591)	(290,770)	(203,931)	(201,756)
Loans, net	18,753,084	18,727,930	18,272,677	12,851,662	12,683,264
Premises and equipment, net	465,141	471,213	465,100	279,011	279,796
Other real estate owned	15,191	10,578	11,750	8,654	8,673
Goodwill	1,405,840	1,411,711	1,419,782	988,898	988,898
Other intangibles	146,612	155,077	163,751	13,025	14,105
Bank-owned life insurance	492,541	488,920	486,613	337,502	391,810
Mortgage servicing rights	65,271	65,466	64,539	72,902	72,991
Other assets	480,178	460,172	457,056	298,428	300,003
Total assets	$26,751,426	$26,726,165	$26,624,975	$18,271,381	$18,034,868

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$5,043,960	$5,238,431	$5,356,153	$3,541,375	$3,403,981
Interest-bearing	16,429,110	16,186,124	16,226,484	11,230,720	11,168,631
Total deposits	21,473,070	21,424,555	21,582,637	14,772,095	14,572,612
Short-term borrowings	555,774	606,063	405,349	108,015	108,018
Long-term debt	499,756	558,878	556,976	433,309	430,614
Other liabilities	337,921	310,891	301,159	230,857	245,306
Total liabilities	22,866,521	22,900,387	22,846,121	15,544,276	15,356,550

Shareholders’ equity:
Common stock	488,612	488,612	488,612	332,421	332,421
Treasury stock	(103,494)	(90,297)	(90,248)	(91,646)	(97,196)
Additional paid-in capital	2,392,997	2,389,033	2,393,566	1,486,849	1,491,847
Retained earnings	1,196,522	1,139,600	1,100,965	1,121,102	1,093,854
Accumulated other comprehensive loss	(89,732)	(101,170)	(114,041)	(121,621)	(142,608)
Total shareholders’ equity	3,884,905	3,825,778	3,778,854	2,727,105	2,678,318
Total liabilities and shareholders’ equity	$26,751,426	$26,726,165	$26,624,975	$18,271,381	$18,034,868

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$19,041,103	$309,667	6.45%	$18,750,715	$311,903	6.60%	$12,746,941	$201,562	6.29%
Loans held for sale	254,086	3,617	5.70%	290,756	4,675	6.43%	250,812	3,564	5.69%
Taxable securities	3,237,156	27,122	3.35%	3,243,693	27,107	3.34%	1,784,167	9,408	2.11%
Tax-exempt securities	433,556	4,015	3.70%	428,252	3,928	3.67%	261,679	1,400	2.14%
Total securities	3,670,712	31,137	3.39%	3,671,945	31,035	3.38%	2,045,846	10,808	2.11%
Interest-bearing balances with banks	784,455	7,480	3.78%	814,103	8,096	3.95%	1,025,294	12,030	4.67%
Total interest-earning assets	23,750,356	351,901	5.89%	23,527,519	355,709	6.01%	16,068,893	227,964	5.65%
Cash and due from banks	287,137			306,847			188,493
Intangible assets	1,563,189			1,578,846			1,003,551
Other assets	1,092,857			1,043,384			682,211
Total assets	$26,693,539			$26,456,596			$17,943,148
Interest-bearing liabilities:
Interest-bearing demand(1)	$11,428,429	$74,782	2.60%	$11,521,433	$82,080	2.83%	$7,629,685	$57,605	3.00%
Savings deposits	1,275,274	874	0.27%	1,299,396	943	0.29%	804,132	706	0.35%
Brokered deposits	—	—	—%	—	—	—%	60,298	1,013	6.68%
Time deposits	3,439,216	30,017	3.46%	3,398,402	32,550	3.80%	2,512,097	26,247	4.16%
Total interest-bearing deposits	16,142,919	105,673	2.60%	16,219,231	115,573	2.83%	11,006,212	85,571	3.09%
Borrowed funds	1,242,124	13,867	4.44%	961,980	12,005	4.97%	556,966	6,891	4.94%
Total interest-bearing liabilities	17,385,043	119,540	2.73%	17,181,211	127,578	2.95%	11,563,178	92,462	3.18%
Noninterest-bearing deposits	5,183,691			5,226,588			3,502,931
Other liabilities	275,014			253,801			220,154
Shareholders’ equity	3,849,791			3,794,996			2,656,885
Total liabilities and shareholders’ equity	$26,693,539			$26,456,596			$17,943,148
Net interest income/ net interest margin		$232,361	3.89%		$228,131	3.85%		$135,502	3.36%
Cost of funding			2.10%			2.26%			2.44%
Cost of total deposits			1.97%			2.14%			2.35%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Twelve Months Ending
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$17,322,283	$1,125,908	6.50%	$12,579,143	$801,807	6.37%
Loans held for sale	258,638	15,939	6.16%	224,734	13,614	6.06%
Taxable securities	2,872,476	90,117	3.14%	1,825,404	37,383	2.05%
Tax-exempt securities	396,649	13,695	3.45%	264,615	5,746	2.17%
Total securities	3,269,125	103,812	3.18%	2,090,019	43,129	2.06%
Interest-bearing balances with banks	831,119	33,272	4.00%	772,274	39,557	5.12%
Total interest-earning assets	21,681,165	1,278,931	5.90%	15,666,170	898,107	5.73%
Cash and due from banks	283,651			188,487
Intangible assets	1,435,443			1,006,665
Other assets	960,071			691,373
Total assets	$24,360,330			$17,552,695
Interest-bearing liabilities:
Interest-bearing demand(1)	$10,506,888	$288,114	2.74%	$7,254,646	$226,563	3.12%
Savings deposits	1,179,131	3,560	0.30%	829,818	2,894	0.35%
Brokered deposits	—	—	—%	237,164	12,942	5.46%
Time deposits	3,182,324	120,879	3.80%	2,466,906	104,193	4.22%
Total interest-bearing deposits	14,868,343	412,553	2.77%	10,788,534	346,592	3.21%
Borrowed funds	951,134	45,737	4.81%	566,332	28,989	5.12%
Total interest-bearing liabilities	15,819,477	458,290	2.90%	11,354,866	375,581	3.31%
Noninterest-bearing deposits	4,769,403			3,509,958
Other liabilities	246,895			221,487
Shareholders’ equity	3,524,555			2,466,384
Total liabilities and shareholders’ equity	$24,360,330			$17,552,695
Net interest income/ net interest margin		$820,641	3.79%		$522,526	3.34%
Cost of funding			2.23%			2.53%
Cost of total deposits			2.10%			2.42%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Loan Portfolio:
Real estate - 1-4 family mortgage	$4,635,033	$4,642,657	$4,648,443	$3,457,192	$3,375,294
Construction and Land Development	1,905,636	1,990,657	1,795,197	1,325,547	1,321,809
Commercial Real Estate - Non-Owner Occupied	6,245,480	6,120,677	5,953,135	4,262,147	4,226,938
Commercial Real Estate - Owner Occupied	3,334,664	3,321,186	3,288,005	1,949,177	1,894,679
Commercial and Industrial	2,818,326	2,834,669	2,756,491	1,973,991	1,976,286
Consumer	107,900	115,675	122,176	87,539	90,014
Total loans	$19,047,039	$19,025,521	$18,563,447	$13,055,593	$12,885,020

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Nonperforming Assets:
Nonaccruing loans	$175,730	$170,756	$137,999	$98,638	$110,811
Loans 90 days or more past due	288	792	3,860	95	2,464
Total nonperforming loans	176,018	171,548	141,859	98,733	113,275
Other real estate owned	15,191	10,578	11,750	8,654	8,673
Total nonperforming assets	$191,209	$182,126	$153,609	$107,387	$121,948

Criticized Loans
Classified loans	$359,235	$392,721	$333,626	$224,654	$241,708
Special Mention loans	201,428	219,792	159,931	95,778	130,882
Criticized loans	$560,663	$612,513	$493,557	$320,432	$372,590

Allowance for credit losses on loans	$293,955	$297,591	$290,770	$203,931	$201,756
Net loan charge-offs (recoveries)	$9,109	$4,339	$12,054	$(125)	$1,722
Annualized net loan charge-offs / average loans	0.19%	0.09%	0.26%	—%	0.05%
Nonperforming loans / total loans	0.92	0.90	0.76	0.76	0.88
Nonperforming assets / total assets	0.71	0.68	0.58	0.59	0.68
Allowance for credit losses on loans / total loans	1.54	1.56	1.57	1.56	1.57
Allowance for credit losses on loans / nonperforming loans	167.00	173.47	204.97	206.55	178.11
Criticized loans / total loans	2.94	3.22	2.66	2.45	2.89

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, January 28, 2026.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=YsDRiXm1. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2025 Fourth Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 9546201 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 11, 2026.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 122-year-old financial services institution. Renasant has assets of approximately $26.8 billion and operates 283 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions (including its merger with The First) into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired, or may acquire, or target for acquisition, including in connection with its merger with The First; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (ix) increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies as a result of the Company’s merger with The First; (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio; (xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xx) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxi) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxii) the impact, extent and timing of technological changes; and (xxiii) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the fourth quarter of 2025, merger and conversion related expenses), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ending
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$78,948	$59,788	$1,018	$41,518	$44,747	$181,272	$195,457
Income taxes	17,885	15,478	1,649	10,448	5,006	45,460	49,508
Provision for credit losses (including unfunded commitments)	10,935	10,450	81,322	4,750	2,600	107,457	9,273
Pre-provision net revenue (non-GAAP)	$107,768	$85,716	$83,989	$56,716	$52,353	$334,189	$254,238
Merger and conversion related expense	10,567	17,494	20,479	791	2,076	49,331	13,349
Gain on extinguishment of debt	—	—	—	—	—	—	(56)
Gain on sales of MSR	—	—	(1,467)	—	(252)	(1,467)	(3,724)
Gain on sale of insurance agency	—	—	—	—	—	—	(53,349)
Adjusted pre-provision net revenue (non-GAAP)	$118,335	$103,210	$103,001	$57,507	$54,177	$382,053	$210,458

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$78,948	$59,788	$1,018	$41,518	$44,747	$181,272	$195,457
Amortization of intangibles	8,465	8,674	8,884	1,080	1,133	27,103	4,691
Tax effect of adjustments noted above(1)	(2,112)	(2,164)	(2,212)	(270)	(283)	(6,749)	(1,173)
Tangible net income (non-GAAP)	$85,301	$66,298	$7,690	$42,328	$45,597	$201,626	$198,975

Net income (GAAP)	$78,948	$59,788	$1,018	$41,518	$44,747	$181,272	$195,457
Merger and conversion related expense	10,567	17,494	20,479	791	2,076	49,331	13,349
Day 1 acquisition provision for loan losses	—	—	62,190	—	—	62,190	—
Day 1 acquisition provision for unfunded commitments	—	—	4,422	—	—	4,422	—
Gain on extinguishment of debt	—	—	—	—	—	—	(56)
Gain on sales of MSR	—	—	(1,467)	—	(252)	(1,467)	(3,724)
Gain on sale of insurance agency	—	—	—	—	—	—	(53,349)
Tax effect of adjustments noted above(1)	(2,636)	(4,365)	(20,765)	(198)	(113)	(27,932)	13,389
Adjusted net income (non-GAAP)	$86,879	$72,917	$65,877	$42,111	$46,458	$267,816	$165,066
Amortization of intangibles	8,465	8,674	8,884	1,080	1,133	27,103	4,691
Tax effect of adjustments noted above(1)	(2,112)	(2,164)	(2,212)	(270)	(283)	(6,749)	(1,173)
Adjusted tangible net income (non-GAAP)	$93,232	$79,427	$72,549	$42,921	$47,308	$288,170	$168,584
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$3,849,791	$3,794,996	$3,745,051	$2,692,681	$2,656,885	$3,524,555	$2,466,384
Average intangible assets	(1,563,189)	(1,578,846)	(1,589,490)	(1,002,511)	(1,003,551)	(1,435,443)	(1,006,665)
Average tangible shareholders’ equity (non-GAAP)	$2,286,602	$2,216,150	$2,155,561	$1,690,170	$1,653,334	$2,089,112	$1,459,719

Average assets (GAAP)	$26,693,539	$26,456,596	$26,182,865	$17,989,636	$17,943,148	$24,360,330	$17,552,695
Average intangible assets	(1,563,189)	(1,578,846)	(1,589,490)	(1,002,511)	(1,003,551)	(1,435,443)	(1,006,665)
Average tangible assets (non-GAAP)	$25,130,350	$24,877,750	$24,593,375	$16,987,125	$16,939,597	$22,924,887	$16,546,030

Shareholders’ equity (GAAP)	$3,884,905	$3,825,778	$3,778,854	$2,727,105	$2,678,318	$3,884,905	$2,678,318
Intangible assets	(1,552,452)	(1,566,788)	(1,583,533)	(1,001,923)	(1,003,003)	(1,552,452)	(1,003,003)
Tangible shareholders’ equity (non-GAAP)	$2,332,453	$2,258,990	$2,195,321	$1,725,182	$1,675,315	$2,332,453	$1,675,315

Total assets (GAAP)	$26,751,426	$26,726,165	$26,624,975	$18,271,381	$18,034,868	$26,751,426	$18,034,868
Intangible assets	(1,552,452)	(1,566,788)	(1,583,533)	(1,001,923)	(1,003,003)	(1,552,452)	(1,003,003)
Total tangible assets (non-GAAP)	$25,198,974	$25,159,377	$25,041,442	$17,269,458	$17,031,865	$25,198,974	$17,031,865

Adjusted Performance Ratios
Return on average assets (GAAP)	1.17%	0.90%	0.02%	0.94%	0.99%	0.74%	1.11%
Adjusted return on average assets (non-GAAP)	1.29	1.09	1.01	0.95	1.03	1.10	0.94
Return on average tangible assets (non-GAAP)	1.35	1.06	0.13	1.01	1.07	0.88	1.20
Pre-provision net revenue to average assets (non-GAAP)	1.60	1.29	1.29	1.28	1.16	1.37	1.45
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.76	1.55	1.58	1.30	1.20	1.57	1.20
Adjusted return on average tangible assets (non-GAAP)	1.47	1.27	1.18	1.02	1.11	1.26	1.02
Return on average equity (GAAP)	8.14	6.25	0.11	6.25	6.70	5.14	7.92
Adjusted return on average equity (non-GAAP)	8.95	7.62	7.06	6.34	6.96	7.60	6.69
Return on average tangible equity (non-GAAP)	14.80	11.87	1.43	10.16	10.97	9.65	13.63
Adjusted return on average tangible equity (non-GAAP)	16.18	14.22	13.50	10.30	11.38	13.79	11.55

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	95,172,380	95,284,603	95,136,160	64,028,025	64,056,303	87,514,783	59,748,790

Diluted earnings per share (GAAP)	$0.83	$0.63	$0.01	$0.65	$0.70	$2.07	$3.27
Adjusted diluted earnings per share (non-GAAP)	$0.91	$0.77	$0.69	$0.66	$0.73	$3.06	$2.76

Tangible Book Value Per Share
Shares outstanding	94,636,207	95,020,881	95,019,311	63,739,467	63,565,690	94,636,207	63,565,690

Book value per share (GAAP)	$41.05	$40.26	$39.77	$42.79	$42.13	$41.05	$42.13
Tangible book value per share (non-GAAP)	$24.65	$23.77	$23.10	$27.07	$26.36	$24.65	$26.36

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.52%	14.31%	14.19%	14.93%	14.85%	14.52%	14.85%
Tangible common equity ratio (non-GAAP)	9.26%	8.98%	8.77%	9.99%	9.84%	9.26%	9.84%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$232,361	$228,131	$222,717	$137,432	$135,502	$820,641	$522,526

Total noninterest income (GAAP)	$51,125	$46,026	$48,334	$36,395	$34,218		$181,880	$203,660
Gain on sales of MSR	—	—	(1,467)	—	(252)		(1,467)	(3,724)
Gain on extinguishment of debt	—	—	—	—	—		—	(56)
Gain on sale of insurance agency	—	—	—	—	—		—	(53,349)
Total adjusted noninterest income (non-GAAP)	$51,125	$46,026	$46,867	$36,395	$33,966		$180,413	$146,531

Noninterest expense (GAAP)	$170,750	$183,830	$183,204	$113,876	$114,747		$651,660	$461,618
Amortization of intangibles	(8,465)	(8,674)	(8,884)	(1,080)	(1,133)	—	(27,103)	(4,691)
Merger and conversion expense	(10,567)	(17,494)	(20,479)	(791)	(2,076)		(49,331)	(13,349)
Total adjusted noninterest expense (non-GAAP)	$151,718	$157,662	$153,841	$112,005	$111,538		$575,226	$443,578

Efficiency ratio (GAAP)	60.23%	67.05%	67.59%	65.51%	67.61%		65.00%	63.57%
Adjusted efficiency ratio (non-GAAP)	53.52%	57.51%	57.07%	64.43%	65.82%		57.46%	66.30%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$232,361	$228,131	$222,717	$137,432	$135,502		$820,641	$522,526
Net interest income collected on problem loans	(2,767)	(664)	(2,779)	(1,026)	(151)		(7,236)	(770)
Accretion recognized on purchased loans	(13,632)	(16,862)	(17,834)	(558)	(616)		(48,886)	(3,402)
Amortization recognized on purchased time deposits	—	2,995	4,396	—	—		7,391	—
Amortization recognized on purchased long term borrowings	335	837	1,072	—	—		2,244	—
Adjustments to net interest income	$(16,064)	$(13,694)	$(15,145)	$(1,584)	$(767)		$(46,487)	$(4,172)
Adjusted net interest income (FTE) (non-GAAP)	$216,297	$214,437	$207,572	$135,848	$134,735		$774,154	$518,354

Net interest margin (GAAP)	3.89%	3.85%	3.85%	3.45%	3.36%		3.79%	3.34%
Adjusted net interest margin (non-GAAP)	3.62%	3.62%	3.58%	3.42%	3.34%		3.57%	3.31%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$309,667	$311,903	$304,834	$199,504	$201,562		$1,125,908	$801,807
Net interest income collected on problem loans	(2,767)	(664)	(2,779)	(1,026)	(151)		(7,236)	(770)
Accretion recognized on purchased loans	(13,632)	(16,862)	(17,834)	(558)	(616)		(48,886)	(3,402)
Adjusted loan interest income (FTE) (non-GAAP)	$293,268	$294,377	$284,221	$197,920	$200,795		$1,069,786	$797,635

Loan yield (GAAP)	6.45%	6.60%	6.63%	6.24%	6.29%		6.50%	6.37%
Adjusted loan yield (non-GAAP)	6.11%	6.23%	6.18%	6.19%	6.27%		6.18%	6.34%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense.

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